UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE STEPHAN CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 13, 2008

To All Shareholders:

During this difficult economic environment your Company has maintained a strong balance sheet and to date has generated a profitable year, as well as, making a strategic acquisition of Bowman Beauty & Barber Supply. We will continue to review opportunities that we believe will protect Shareholder value during these volatile economic times.

Your Board of Directors has been evaluating other ways to enhance Shareholder value; for that reason, we are exploring the possible benefits and disadvantages of withdrawing our common stock from listing on the American Stock Exchange. For example, the costs of legal and accounting fees on an annual basis to comply with the AMEX and SEC Rules regularly exceed $300,000 and it has become increasingly obvious that, with our size and capitalization, the cost to maintain our listing on a national exchange may not justify its benefits.

Your Board of Directors will continue to pursue and evaluate this avenue to insure we maximize shareholder value. We will keep you updated on our progress.

Thank you for your continued support.

Sincerely,

/s/ Frank F. Ferola
President & Chairman of the Board

Statements contained in this letter not strictly historical are forward-looking within the meaning of the safe harbor clause of the Private Securities Litigation Reform Act of 1995. The Company makes these statements based on information available as of the date of this letter and assumes no responsibility to update or revise such forward-looking statements. The Company cautions investors that forward-looking statements involve factors, risks and uncertainties that may cause the Company’s operations or actual results to differ materially from such forward-looking statements. These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by the Company’s independent auditors, any restatement of the Company’s financial statements, appropriate valuation of the Company’s assets, demand for the Company’s products, competition from larger, better capitalized or more experienced personal care product manufacturers or suppliers, general economic conditions, governmental regulation and other factors that the Company may more fully describe in its literature and periodic filings with the SEC.

THE STEPHAN CO.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
1850 West McNab Road
Fort Lauderdale, FL 33309

To Be Held October 29, 2008

To our Stockholders:

You are cordially invited to attend our 2008 Annual Meeting of the Stockholders (the “Meeting”) of The Stephan Co. (the “Company”) which will be held on October 29, 2008, at 10:00 A.M., local time, at the Courtyard Marriott Hotel, 2440 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309, for the following purposes:

1.	To elect the two (2) Class III members of the Company’s Board of Directors;

2.	To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The Company’s Board of Directors has fixed the close of business on October 9, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record at the close of business on this date will be entitled to notice of, and to vote at, the Meeting and any adjournment(s) thereof.

By Order of the Board of Directors

/s/Curtis Carlson Curtis Carlson Vice President & Secretary

September 28, 2008

TO ENSURE A QUORUM AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE YOUR RIGHT TO VOTE YOUR SHARES PERSONALLY.

PROXY STATEMENT
of
THE STEPHAN CO.

Annual Meeting of Stockholders
To Be Held on October 29, 2008

GENERAL INFORMATION

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Stephan Co. (the “Company”), a Florida corporation, for use at its Annual Meeting of Stockholders to be held on October 29, 2008 and at any adjournment(s) thereof (the “Meeting”), for the purposes set forth herein. The Meeting is to be held at the Courtyard Marriott Hotel, 2440 W. Cypress Creek Rd., Ft. Lauderdale, FL 33309 at 10:00 A.M., local time.

The principal executive offices of the Company are located at 1850 West McNab Road, Fort Lauderdale, Florida 33309 (telephone no. (954) 971-0600). The enclosed proxy card and this proxy statement are being first sent to stockholders of the Company on or about October 14, 2008. You should review this information in conjunction with our Annual Report to Shareholders on Form 10-K which accompanies this proxy statement.

Quorum; Required Votes; Solicitation and Revocation

Proxies in the form enclosed are being solicited by, and on behalf of, the Company’s Board of Directors. The persons named in the accompanying proxy card have been designated as proxies by the Board of Directors. If a quorum, consisting of the presence (in person or by proxy) of holders of a majority of the outstanding shares of common stock, $.01 par value, of the Company (the “Common Stock”), exists at the Meeting, (i) the two (2) Class III directors shall be elected by the plurality vote of the shares of Common Stock cast at the Meeting and (ii) any other matters that may properly come before the Meeting shall, subject to applicable Florida law, be approved if the number of votes cast in favor of the matter at the Meeting exceeds the number of votes cast opposing such matter at the Meeting. With regard to the election of the Class III directors, votes may be cast in favor of, or withheld from, each or both nominees. Votes that are withheld with respect to this matter will be excluded entirely from, and will have no effect on the outcome of, the vote.

If less than a majority of outstanding shares entitled to vote are represented at the Meeting, a vote of a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Meeting before an adjournment is taken.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Shares represented by properly executed proxies received by the Company will be voted at the Meeting in the manner specified thereon or, if no specification is so made, will be voted “FOR” the election of the two (2) Class III nominees for director named herein. Proxies solicited by the Board of Directors will be voted for the election of the two (2) Class III nominees named herein, to serve until the expiration of their terms, or until their successors have been duly elected and qualified. Abstentions and broker shares that are voted on any matter will be included in determining the existence of a quorum. Neither abstentions nor non-voted broker shares will have any effect on the election of nominees for director.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendation of the Board of Directors is set forth with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote “FOR” the election of the nominated slate of directors. In the event that any other matters are properly presented for action at the Meeting, the persons named in the enclosed proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with the recommendations of our Board of Directors. Any proxy given pursuant to this solicitation may be revoked by the record stockholder at any time before it is exercised by written notification delivered to the Secretary of the Company, by voting in person at the Meeting, or by duly executing and delivering another proxy bearing a later date. Attendance by a stockholder at the Meeting does not alone serve to revoke his or her proxy.

The solicitation of proxies will be made primarily by mail but, in addition, may be made by directors, officers and employees of the Company personally or by telephone or telegraph, without extra compensation therefore. Brokers, nominees and fiduciaries will be reimbursed for their out-of-pocket and clerical expenses in transmitting proxies and any related material to beneficial owners. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which contains audited financial statements, is being mailed with this proxy statement to all stockholders of record as of the close of business on October 9, 2008. Additional copies of the Annual Report will be provided, free of charge, upon written request to the Company, at 1850 West McNab Road, Fort Lauderdale, Florida 33309, Attn.: Secretary.

Record Date, Voting

The Company’s Board of Directors has fixed the close of business on October 9, 2008 as the record date (the “Record Date”) for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Meeting. At the Record Date, 4,376,358 shares of Common Stock were issued and outstanding, each share of which is entitled to one vote on each matter to be voted upon at the Meeting. The Company’s stockholders do not have cumulative voting rights. The Company has no other class of voting securities entitled to vote at the Meeting.

STOCK OWNERSHIP

Stock Ownership by Certain Beneficial Owners

The following table sets forth, as of the Record Date, certain information as to the stockholders (other than directors and executive officers of the Company) known by the Company to own beneficially more than 5% of the Common Stock (based solely upon filings by said holders with the Securities and Exchange Commission (the "Commission") on Schedule 13D, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

	Number of Shares
Name and Address	Beneficially	Percent
of Beneficial Owner	Owned*	of Class

Merlin Partners, L.P., et al.	355,921	8.1%
2000 Auburn Drive, Suite 420
Cleveland, OH 44122

Yorktown Avenue Capital, et al.	793,100	18.1%
124 E. 4th Street
Tulsa, OK 74103

David M. Knott, et al.	382,800	8.75%
485 Underhill Blvd., Suite 205
Syosset, NY 11791

Richard L. Scott	503,600	11.5%
Boult Cummings Conners & Berry, PLC
414 Union Street, Suite 1600
Nashville, TN 37219

*Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 Under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power.

Stock Ownership by Management and Directors

The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of Common Stock by the nominees for election as directors (and who are currently directors) of the Company), each other director, the executive officers, and all current directors and executive officers of the Company as a group (based solely upon information furnished by such persons):

	Number of Shares
Name of	Beneficially		Percent
Beneficial Owner(1)	Owned(2)		Of Class

Curtis Carlson	5,062		*
William M. Gross	15,186		*
Frank F. Ferola	989,201	(3)	22.6%
Shouky Shaheen	352,616		8.0%
Richard Barone	371,107	(4)	8.5%
Elliot Ross	20,200		*
All executive officers and directors
As a group	1,753,722		40.0%

(1)
Beneficial ownership, as reported in the above table, has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise indicated, beneficial ownership includes both sole voting and sole dispositive power. Unless otherwise indicated, the address of each person listed is c/o The Stephan Co., 1850 W. McNab Rd., Ft. Lauderdale, FL 33309.

(2)
Includes the following shares that may be acquired upon the exercise of options held by the specified person within 60 days of the Record Date: Mr. Frank Ferola - 300,000; Mr. Curtis Carlson - 5,062; Mr. Shouky Shaheen - 20,248; Mr. Elliot Ross - 15,186; Mr. William Gross - 15,186; Mr. Richard Barone - 15,186 and all executive officers and directors as a group - 370,868.

(3)	Includes 43,173 shares owned by Mr. Frank Ferola’s personal Charitable Foundation, of which Mr. Ferola is a co-trustee.
(4)	Through his beneficial interest in Merlin Partners, L.P., et al.
*	Represents less than 1%.

GOVERNANCE OF THE COMPANY

The following does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Board of Directors, Corporate Governance

Our business and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our stockholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of our senior management in executing our business strategy and managing our day-to-day operations, acts as an advisor to our senior management and reviews our long-term strategic plans. Our Board’s mission is to further the long-term interests of our stockholders. Members of the Board of Directors are kept informed of our business through discussions with our management, primarily at meetings of the Board of Directors and its committees, and through reports and analyses presented to them. The Board and each of its committees also have the authority to retain, at the Company’s expense, outside counsel, consultants or other advisors in the performance of their duties.

The Chairman of the Board of Directors is Frank F. Ferola. Mr. Ferola organizes the work of the Board and ensures that the Board has access to sufficient information to enable them to carry out their functions, including monitoring the Company’s performance and the performance of its management.

The Board of Directors met three (3) times during 2007. During 2007, no director attended fewer than 75% of the total number of meetings of the Board and of the committee(s) of the Board on which he served.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all officers, employees and directors. This Code requires continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the Company’s business. The Code is posted on the Company’s website: www.thestephanco.com.

Communications with the Directors

Stockholders may communicate directly with our Board of Directors as a whole or individually by writing to: The Stephan Co., 1850 W. McNab Rd., Ft. Lauderdale, FL 33309, Attention: Secretary. Our corporate secretary reviews all correspondence to our directors and forwards to the Board a summary and/or copies of any such correspondence that, in the opinion of the secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention.

PROPOSAL I: ELECTION OF DIRECTORS

Directors are elected on a staggered basis, with each class generally standing for election for a three-year term. As a result of the Company's failure to hold an annual meeting of stockholders for an extended period of time, Class I, Class II and Class III directors were all elected at the meeting held on September 29, 2005. The Class I director elected at that meeting had a term that expired in 2006, Class II directors elected at that meeting had terms that expired in 2007 and Class III directors elected at that meeting have terms that expire in 2008. Messrs. Frank Ferola, Shouky Shaheen, William Gross, Elliott Ross, Curtis Carlson and Richard Barone were elected at the Company’s 2005 annual meeting. The Company’s By-Laws provide that the number of directors shall be set from time to time by resolution of the Board of Directors and must be a minimum of one. The Board of Directors has set the size of the Board at six members.

The nominees listed below have consented to being named in this proxy statement and to serving as directors, if elected. In the event that they become unable to or will not serve, it is intended that proxies will be voted for substitute Class III nominees designated by the current Board of Directors. The Company has no reason to believe that the named nominees will be unable or unwilling to stand for election.

At the Meeting (assuming a quorum exists), shares of Common Stock represented by proxies will, unless otherwise specified thereon, be voted FOR the election of the Class III nominees listed herein. Proxies may not be voted for a greater number of persons than the two (2) Class III nominees named herein. Directors will be elected by a plurality of the votes cast, in person or by proxy, by the holders of shares of Common Stock at the Meeting.

Set forth below is certain information with respect to the Class III nominees for election, as well as the other current directors of the Company (based solely on information furnished by such persons):

	Age (as of 6/30/08)	Year first elected as a Company Director	Principal Occupation(s) During Past Five Years; Other Directorships
Class I Directors
William M. Gross	84	2005	Certified Public Accountant and Attorney. For more than the previous five years, he has served as Authorized House Counsel for the Company on a part-time basis.

Shouky A. Shaheen	77	1998	For more than the previous five years, President of Shaheen and Co. Mr. Shouky Shaheen is also the former Owner of Morris- Flamingo, L.P., which was acquired by the Company in March 1998.

Class II Directors
Curtis Carlson	54	1996	For more than the previous five years, partner in various law firms. Currently a partner in the Miami-based law firm of Carlson & Lewittes, PA.

Elliot Ross(1)(2)(3)	62	2005	Since 2000 co-founder of the MFL Group, a corporate consulting firm. Prior to 2000, President and a Director of State Industrial Products.

Class III Directors
Richard Barone(1)(2)(3)	66	2005
Chairman, CEO and Portfolio Manager for Ancora Advisors, an investment advisor based in Cleveland, OH. Additionally, Chairman of Ancora Capital and Ancora Securities, a holding company and broker/dealer based in Cleveland. Prior to founding Ancora Advisors, from 2001-2003 portfolio manager for Fifth Third Bank Invest Advisors. Prior to that, President and CEO for Maxus Investment Group.

Frank F. Ferola	64	1981	For more than the previous five years, Chairman of the Board, President and Chief Executive Officer of the Company.

(1) Member of the Compensation Committee.
(2) Member of the Nominating Committee.
(3) Member of the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR” the election of the Class III nominees named above as directors of the Company.

Committees of the Board

The Board has established three standing committees: (1) an Audit Committee (2) a Compensation Committee and (3) a Nominating Committee. The next table shows current members, chairman and functions of each committee:

Committee	Functions
Audit Members: Richard Barone* Elliot Ross
▪ Selects independent certified public accountants
▪ Reviews reports of independent C.P.A. firm
▪ Reviews & approves scope and cost of all independent C.P.A. services, including non-audit services
▪ Monitors the effectiveness of the audit process
▪ Reviews adequacy of financial and operating controls
▪ Monitors corporate compliance program

Compensation Members: Elliot Ross* Richard Barone	▪ Reviews and approves salaries and other compensation matters for executive officers ▪ Administers stock compensation programs, including option grants
Nominating Members: Elliot Ross* Richard Barone *Chairman	▪ Establishes procedures for selection of members of the Board of Directors ▪ Evaluates current Board members and nominees ▪ Recommends new nominees

Nomination of Directors

The Company’s Nominating Committee Charter governs the Nominating Committee. The Charter is on the Company’s website: www.thestephanco.com. The Charter sets forth the policies regarding the minimum standards and the processes used to identify Board candidates. During 2007, the members of the Nominating Committee were Elliot Ross and Richard Barone. The Committee is responsible for: (1) establishing procedures for the selection of members of the Board of Directors, (2) evaluating current Board members and nominees and (3) recommending new nominees.

In evaluating candidates for nomination to the Board of Directors, the Nominating Committee takes into account the applicable requirements under the AMEX rules. The Nominating Committee may also consider such other factors and criteria as they deem appropriate, including a candidate’s judgment, skill, integrity, diversity, and business or other experience. The Nominating Committee may (but is not required to) consider candidates suggested by management or other members of the Board of Directors.

Generally, the Nominating Committee considers candidates who have experience as a board member or senior officer of a company or who are recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer. The Nominating Committee will also evaluate whether the candidates’ skills and experiences complement the existing Board of Directors’ skills and experiences and/or meet a need for operational, management, financial, international, technological or other expertise. Stockholders may nominate directors, provided such nominations comply with timing and information requirements set forth in our bylaws.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee reviews the internal and external audit functions of the Company and makes recommendations to the Board of Directors with respect thereto. It also has primary responsibility for the formulation and development of the auditing policies and procedures of the Company and for selecting the Company’s independent auditing firm. The Audit Committee is governed by the Company's Audit Committee Charter. The Board of Directors of the Company has determined that the current composition of the Audit Committee satisfies the American Stock Exchange’s requirements regarding independence, financial literacy and experience. The Chairman and financial expert of the Audit Committee is Richard Barone, an independent director. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he reports decisions to the Audit Committee at its next meeting.

The Audit Committee has reviewed the Company’s audited financial statements for the last fiscal year and has discussed them with management and the Company’s independent registered public accounting firm. Specifically, the Audit Committee has discussed with its independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards, SAS No. 61, “Communication with Audit Committees, as amended” and superseded by SAS No. 114, “The Auditor’s Communications with Those Charged with Governance,” by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from its independent registered public accounting firm required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, and has discussed with the Company’s independent registered public accounting firm their independence, including a consideration of the compatibility of non-audit services with such independence.

The Audit Committee, based on the review and discussions described above with management and the Company’s independent registered public accounting firm, has recommended to the Board of Directors, which adopted the recommendation, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Richard Barone, Chairman
Elliot Ross

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Officers

The four executive officers of the Company consist of Frank F. Ferola, President, Chairman of the Board and Chief Executive Officer; Robert C. Spindler, Vice President and Chief Financial Officer; Curtis Carlson, Vice President and Secretary and Tyler Kiester, Assistant Secretary. Mr. Spindler joined the Company in July 2007, replacing David A. Spiegel who resigned from the Company for personal reasons on July 16, 2007.

The following sets forth certain information with respect to the executive officers of the Company who are not also directors (based solely on information furnished by such persons):

Mr. Robert C. Spindler, 58, was appointed Vice President and Chief Financial Officer on July 19, 2007. Prior to joining the Company, Mr. Spindler was as an independent financial and accounting consultant, and provided financial consulting services to the Company since April 2007. From 1997 to 2005, Mr. Spindler served as Vice President and Chief Administrative Officer of National Beverage Corp., and was also responsible for financial reporting for its manufacturing subsidiary, Beverage Corporation International.

Mr. Tyler Kiester, 37, was appointed Assistant Secretary in January 2003. For more than the previous five years, Mr. Kiester has been employed by the Company in various capacities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons owning more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company. The Company believes, based on the Company’s stock transfer records and written representations from certain reporting persons, that, except as set forth below, all reports required under section 16(a) were timely filed during 2007.

Name	# of Late Reports	# of Late Transactions

Richard A. Barone	1 Form 5	1
Frank F. Ferola	1 Form 5	1
Shouky A. Shaheen	1 Form 5	1
Elliot Ross	1 Form 5	1
William M. Gross	1 Form 5	1

Chief Executive Officer Compensation

As set forth in more detail herein, the Compensation Committee approved an employment agreement on January 1, 1997 for Mr. Frank F. Ferola that was renewed for successive terms until December 31, 2011. Based on the earnings formula described therein, Mr. Ferola received annual bonus(es) and stock options as set forth in the 2007 Summary Compensation Table below.

2007 Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2007 and 2006 as to the compensation earned by the Company’s Chief Executive Officer and the other most highly compensated executive officers and/or other employees of the Company whose total annual salary and bonus exceeded $100,000 for services rendered by them in all capacities to the Company and its subsidiaries during fiscal year 2007.

					All Other
Name & Principal Position	Year	Salary		Option Awards	Compensation(1)	Total

Frank F. Ferola, CEO	2007	$653,400		$66,000	$106,000	$825,400
	2006	594,000		64,323	99,000	757,323

Robert C. Spindler, CFO	2007	50,325	(2)			50,325

(1) Principally accrual for vacation not taken.
(2) Annual salary $125,500; employed since July, 2007.

Grants of Plan-Based Awards

The following table sets forth certain information concerning stock options granted to those individuals named in the 2007 Summary Compensation Table who were granted stock options in fiscal year 2007.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Year	Exercise Price Per Share	Exp. Date

Frank F.Ferola	50,000*	100%	$3.30	1/1/2017

* Reflects Stock Options granted pursuant to employment agreement.

Option Exercises and Year-End Option Values

The following table sets forth information with respect to the number of shares acquired upon exercise of stock options and the value realized upon exercise of such stock options by the individuals named in the Summary Compensation Table during 2007. The table also contains information regarding the number of shares covered by both exercisable and unexercisable stock options held by the same individuals as of December 31, 2007. Also reported are the values for “in-the-money” stock options that represent 1) the excess of the market value of the stock over the exercise prices of outstanding stock options, multiplied by 2) the number of “in the money” options held.

Number of
			Securities Underlying		Value of
			Unexercised Options		Unexercised In-the-
	Shares		Held at		Money Options at
	Acquired		December 31, 2007		December 31, 2007*
	On	$ Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Frank F. Ferola	-	-	300,000	-	$-0-	-

* Based on the closing price of the Common Stock on December 31, 2007 ($3.30).

Employment and Termination Arrangements

On January 1, 1997, the Company entered into an employment agreement with Mr. Frank F. Ferola. The agreement provides for a three-year term, which may be renewed for successive terms of three years if, at least thirty days prior to the end of each term, Mr. Ferola gives notice of his election to renew. Mr. Ferola renewed the agreement at the end of 1999, 2002 and 2005, and on May 15, 2008, terminating December 31, 2011.

Under the agreement, Mr. Ferola receives an annual base salary which is increased annually by an amount equal to 10% of the previous year’s base salary. For the year ending December 31, 2007, Mr. Ferola’s contractual annual base salary would have been $1,102,253; however, by letter dated July 6, 2005, to the Company, Mr. Ferola unilaterally reduced his salary to $540,000 per annum, subject to 10% annual increases. (See discussion under Certain Relationships and Related Transactions.)

Additionally, Mr. Ferola is entitled to receive an annual performance bonus if the Company’s earnings per share increase at least 10% calculated by comparison to a base year (currently 2007) and pursuant to a formula set forth in his employment agreement. By letter dated April 14, 2008, Mr. Ferola unilaterally gave up his 2007 bonus of $2.9 million and his 2005 bonus of $2.0 million with the stipulation that, in the event of a "change of control" in the Company (as defined in the April 14, 2008 letter), Mr. Ferola’s 2007 and 2005 bonuses shall, among other things, automatically become payable.

Further, Mr. Ferola’s employment agreement provides that, under the 1990 Key Employee Stock Incentive Plan or a substitute plan, he will receive stock options from the Company of not less than 50,000 shares with ten-year terms, on each anniversary date of the agreement based upon the closing price of the stock on the last business day before the anniversary date.

Moreover, in the event of a "change in control" (as defined in the employment agreement) of the Company, Mr. Ferola is entitled to receive an amount equal to his base salary for the remaining term of his employment agreement plus an additional 24 months’ salary, plus a lump-sum payment in an amount equal to the most recent annual bonus paid, multiplied by the sum of the number of years (including any fraction thereof), plus two, remaining in the term of his agreement. If a change in control were deemed to have taken place on December 31, 2007, under the terms of his contract, Mr. Ferola would have been entitled to receive a lump-sum payment of approximately $11,600,000. Under current Internal Revenue Service regulations, a significant portion of this payment would not be tax-deductible.

Tyler Kiester

Mr. Kiester has an arrangement whereby the Company pays him a severance payment upon a "change in control" (as defined in a letter agreement dated May 19, 2003, by and between Mr. Kiester and the Company) in an amount equal to his then-current monthly base salary multiplied by twelve. If a change in control were deemed to have taken place on December 31, 2007, under the terms of his termination agreement, Mr. Kiester would have been entitled to receive a lump-sum payment of approximately $95,000.

Potential Payments Upon Termination or Change of Control

Please refer to the above Employment and Termination Arrangements for a discussion of potential payments upon termination or change in control.

Compensation of Directors

All directors of the Company are compensated for their services by payment of $300 for each Board meeting attended. During fiscal year 2007, options to purchase shares of Common Stock were granted by the Company to the four directors of the Company who were not employees or regularly retained consultants of the Company (each, an "Outside Director") pursuant to the Company’s 1990 Outside Directors’ Stock Option Plan.

Under the Plan, each Outside Director is automatically granted, upon such person’s election or re-election to serve as a director of the Company, an option exercisable over five years to purchase shares of Common Stock.

Upon initial election to the Board of Directors, an Outside Director is granted an option to purchase 5,062 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. An option to purchase an additional 5,062 shares of Common Stock (at an exercise price equal to the fair market value of the Common Stock on the date of such grant) is granted to each incumbent Outside Director during each fiscal year of the Company thereafter on the earlier of (i) June 30 or (ii) the date on which the stockholders of the Company elect directors at an annual meeting of such stockholders or any adjournment thereof. The aggregate number of shares of Common Stock reserved for grant under the Outside Directors’ Stock Option Plan is 202,500, of which options covering 96,178 shares are outstanding.

	Meeting Fees	Option Awards	Other*	Total

Curtis Carlson	$900		$$41,031	$41,931
William Gross	900	5,921	16,638	23,459
Richard Barone	900	5,921		6,821
Shouky Shaheen	900	5,921		6,821
Elliot Ross	600	5,921		6,521
Frank Ferola	900	-	-	900
	$5,100	$23,684	$57,669	$86,453

*Other compensation for Mr. Carlson included legal fees paid to his law firm and fees pursuant to his duties as VP & Secretary; other compensation for Mr. Gross included legal consulting services rendered.

Compensation Committee Interlocks and Insider Participation

The members of the Stock Option & Compensation Committee as of December 31, 2007, were Messrs. Ross and Barone. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2007, or formerly, an officer or employee of the Company, nor has any member of the Stock Option & Compensation Committee had any relationship with us, during the fiscal year ended December 31, 2007, requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity. None of the members of the Stock Option & Compensation Committee were officers or employees or former officers or employees of the Company or any of its subsidiaries during fiscal year 2007, or had any relationship otherwise requiring disclosure.

Equity Compensation Plans

As of December 31, 2007, an aggregate of 612,700 options had been granted to executive officers under the 1990 Key Employee Stock Incentive Plan and an aggregate of 646,330 options had been granted to all employees under the Plan. Included in the above totals are options that were granted and later expired or were cancelled.

Non-employee directors of the Company are not granted options under the 1990 Key Employee Stock Incentive Plan, but are granted options under the 1990 Outside Directors’ Stock Option Plan, discussed above under Compensation of Directors.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	406,302	$4.61	652,638

Certain Relationships And Related Transactions

We paid rent to Shaheen & Co., Inc., the former owner of Morris Flamingo which is now a wholly owned subsidiary of the Company, for the years ended December 31, 2007 and 2006 approximately $320,000 for each year. Mr. Shouky A. Shaheen, a minority owner of Shaheen & Co., Inc., which owns the building that the Company rents in Danville, Illinois, is currently a member of the Board of Directors and a significant shareholder of the Company.

Further, the Company paid 17,031.00 for legal services to Carlson & Lewittes, P.A., a law firm where Curtis Carlson, an officer and director of the Company, is the Managing Partner. Finally, the Company also pays Mr. Carlson $2,000.00 per month for his services as Company Vice President and Secretary.

By way of letter dated July 6, 2005, Frank F. Ferola, President, CEO and Chairman of the Board, unilaterally reduced, on a temporary basis, his salary in 2005 from $910,953 to $540,000 (subject to the contractual annual 10% increase). In the event of a "change of control" of the Company (as defined in the July 6, 2005 letter) Mr. Ferola’s salary, as set forth in his employment contract, shall automatically resume and a payment would be due Mr. Ferola of approximately $11.6 million, calculated as of December 31, 2007.

Director Independence

Our independent directors, Richard Barone and Elliot Ross, qualify as independent pursuant to SEC rules and regulations and the independence standards of the listing requirements of The American Stock Exchange. Under these standards, a director is not considered independent if he has certain specified relationships with the company or any other relationships that, in the opinion of the Board, would interfere with his exercise of independent judgment as a director.

Principal Accountant Fees And Services

The following table sets forth the fees billed to us by our independent registered accounting firm, Goldstein Lewin & Co.:

	For the Years Ended
	December 31,
	2007	2006
Audit fees*	$201,695	$189,557
Audit - related fees	$-	$-
Tax fees	$-	$-
All other fees	$-	$-
	$201,695	$189,557

*Audit fees billed by Goldstein Lewin & Co. in 2007 and 2006 related to the reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2007 and 2006, and the audits of our annual consolidated financial statements for the years ended December 31, 2006 and 2005.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee reviews on an annual basis audit and non-audit services performed by the independent auditors. All audit and non-audit services are approved in advance by the Audit Committee which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.

Other Matters

At the date of this proxy statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Meeting, other than as described above. If any other matters are properly brought before the Meeting or any adjournment(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote all proxies on such matter(s) in their discretion as they may deem appropriate, unless they are directed in a proxy to do otherwise.

Submission Of Stockholder Proposals

If the Company does not receive notice by October 15, 2008 of any other proposed matter to be submitted for stockholder vote at the Meeting, any proxies received in respect of the Meeting will be voted in the discretion of the Company’s management on any other matters which may properly come before the Meeting.

Any proposal which is intended to be presented by any stockholder for action at next year’s annual meeting must be received in writing by the Secretary of the Company at 1850 West McNab Road, Fort Lauderdale, Florida 33309, no later than 120 calendar days before the date of the Company’s proxy statement released to stockholders in connection with its next annual meeting.

By Order of the Board of Directors

/s/Curtis Carlson Curtis Carlson Vice President & Secretary

Dated: September 28, 2008